UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 20, 2012

WELLS TIMBERLAND REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53193	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway
Norcross, Georgia 30092-3365
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (770) 449-7800

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Wells Timberland REIT, Inc. (the “Company”), Wells Timberland Operating Partnership, L.P. ("Wells Timberland OP"), and Wells Timberland Management Organization, LLC ("Wells TIMO") are parties to an advisory agreement (the "Advisory Agreement"), where Wells TIMO performs certain key functions, as the advisor, on behalf of the Company and Wells Timberland OP. Wells TIMO is entitled to certain fees and reimbursements pursuant to the terms of the Advisory Agreement, including monthly asset management fees and expense reimbursements, among others. The loans obtained in connection with the acquisition of the Company's timber and timberland assets contained restrictive covenants that prohibited the Company from paying monthly management fees and expense reimbursements. As of December 31, 2011, the Company had accrued but unpaid asset management fees and expense reimbursements payable to Wells TIMO in the amount of approximately $25.1 million (the "DTA Liability").

On January 20, 2012, the Company and Wells Timberland OP, on behalf of themselves and their subsidiaries, entered into an agreement with Wells TIMO, whereby Wells TIMO discharged the DTA Liability in full, effective immediately.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLS TIMBERLAND REIT, INC.

Date: January 24, 2012	By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President and Assistant Secretary